UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2011

DTS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50335	77-0467655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5220 Las Virgenes Road

Calabasas, CA

(Address of principal executive offices, with zip code)

(818) 436-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2011, DTS, Inc. (the “Company”) entered into new employment agreements (each an “Employment Agreement”) with Messrs. Melvin Flanigan, Frederick Kitson, Brian Towne, and Blake Welcher (the “Executives”), each effective as of such date.   Each Employment Agreement replaces the prior employment agreement the Company had with the respective Executive.  The initial term of each Employment Agreement is three years, with possible one-year renewals thereafter.  The base salary for each of the Executives is as disclosed by the Company on Form 8-K filed with the Securities and Exchange Commission on February 23, 2011, and each Executive is eligible to participate in the Company’s annual incentive compensation plan and other incentive compensation plans established by the Board of Directors (the “Board”) from time to time.  The Executives will also be entitled to benefits that are generally available to other executives and other employees.

Under each Employment Agreement, if the Executive’s employment is terminated without cause, or is constructively terminated (including as a result of a material reduction in duties, authority, responsibilities, compensation or benefits) outside of a change of control, the Executive will be entitled to a severance package that shall include (a) a lump sum severance payment equal to twelve months of his base salary then in effect, (b) payment by the Company of premiums required to continue group health care coverage for a period of twelve months, provided that the Executive does not become eligible for health coverage through another employer, (c) full acceleration of vesting of the Executive’s then-outstanding stock options and restricted stock units or awards granted prior to 2011 (excluding any awards with performance based vesting) and an extension of the exercise period of the Executive’s stock option or stock appreciation right grants until the earlier of (i) five years from the date of termination, or (ii) the remaining life of the equity grants, and (d) twelve months of outplacement services.  The severance package is conditioned upon, among other things, the Executive’s release of claims against the Company.

If the Executive is terminated or constructively terminated within a period that is three (3) months prior to, or twenty-four months following, a Change of Control of the Company (as defined in each Employment Agreement), then, in lieu of the severance package described in the immediately preceding paragraph, the Executive shall be entitled to receive a “CoC Severance Package” that shall include (a) a lump sum severance payment equal to one and a half times the sum of (i) his then current base salary plus (ii) the greater of (x) the Executive’s most recently received annual bonus or (y) the average of the Executive’s annual bonus of the prior three years immediately preceding the termination date, (b) payment by the Company of premiums required to continue the Executive’s group health care coverage for a period of eighteen months, provided that the Executive does not become eligible for health coverage through another employer, (c) full acceleration of vesting of the Executive’s then-outstanding equity compensation awards (excluding any awards with performance based vesting, except to the extent such acceleration is specifically provided for pursuant to the grant documents) and an extension of the exercise period of the Executive’s stock options or stock appreciation right grants until the earlier of (i) five years from the date of termination, or (ii) the remaining life of the equity grants, and (d) twelve months of outplacement services.  The CoC Severance Package is conditioned upon, among other things, the Executive’s release of claims against the Company and, to the extent the Executive sells all of his ownership interest in the Company as part of the Change of Control transaction, his agreement not to compete or solicit Company customers for a period of twelve months following the Change of Control.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 12, 2011, the Board approved an amendment to the Company’s existing Restated Bylaws, which became effective as of May 12, 2011 (the “Bylaw Amendment”).  The Bylaw Amendment was adopted in connection with a Form Director Confidentiality Agreement (the “Confidentiality Agreement”), which was previously approved by the Board and entered into with each director.  The Confidentiality Agreement, among other things, describes certain information relating to the Company, including information acquired in connection with Board matters and meetings, and requires that the Company’s directors maintain the confidentiality of such information.  The Confidentiality Agreement also limits the Company’s obligation to indemnify each director for damages resulting from a breach of the Confidentiality Agreement as a result of gross negligence, recklessness or willful misconduct of such director, unless such breach is caused by actions reasonably believed by the director, after consultation with competent legal counsel, to be consistent with the fiduciary duties owed by such director to the Company and its stockholders.  The Bylaw Amendment was adopted in order to provide that the Company shall not be required to indemnify any director that has not signed a Confidentiality Agreement or for any damages resulting from a breach of such agreement as the result of the gross negligence, recklessness or willful misconduct of the director, unless such breach is caused by actions reasonably believed by the director to be consistent with the fiduciary duties owed by such director to the Company and its stockholders.

The foregoing description of the changes effected by the Bylaw Amendment and the Confidentiality Agreement is qualified in its entirety by reference to the Bylaw Amendment attached hereto as Exhibit 3.1 and the Confidently Agreement attached hereto as Exhibit 10.1, respectively, to this Current Report on Form 8-K and are  incorporated herein by reference.

Item 5.07  Submission of matters to a Vote of Security Holders.

The following matters were voted upon at the Annual Meeting of Stockholders of DTS, Inc., held on May 12, 2011.

1.                     To elect two members of the Board.  The stockholders elected two Class II directors to hold office until the 2014 Annual Meeting of Stockholders, or until their successors are duly elected and qualified or until their earlier death, resignation or removal, by the following votes:

Name of Directors Elected	For	Withhold	Broker Non-Votes
Joerg D. Agin	14,445,255	387,996	378,996
Jon E. Kirchner	14,159,924	673,327	378,396

The following individuals are continuing directors with terms expiring upon the 2012 Annual Meeting of Stockholders:  V. Sue Molina and Ronald N. Stone.

The following individuals are continuing directors with terms expiring upon the 2013 Annual Meeting of Stockholders:  Craig S. Andrews, Gregory Ballard and Bradford D. Duea.

2.                     To vote on an advisory (non-binding) basis on the compensation of our named executive officers.  The proposal was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
14,244,173	504,768	84,310	378,396

3.                     To vote on an advisory (non-binding) basis on the frequency of an advisory vote on executive compensation in the future.  The vote of every One Year received the largest number of votes, as indicated below:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
9,155,674	159,371	5,434,047	84,159	378,396

Based on these voting results, the Company will hold an advisory vote on the compensation of its named executive officers every year until the next stockholder vote on the frequency of stockholder votes on the compensation of our named executive officers.  A stockholder vote on the frequency of stockholder votes on the compensation of named executive officers is required to be held at least once every six years.

4.                     To ratify the appointment of Grant Thornton LLP to serve as the independent registered public accountant for the 2011 fiscal year.  The proposal was approved by the following vote:

For	Against	Abstain
15,208,141	3,262	244

Item 8.01  Events.

On May 12, 2011 the Board reelected Joerg D. Agin as the Board’s lead independent director for the ensuing year, effective immediately.

On May 12, 2011, following the 2011 annual meeting of stockholders, after which seven directors remained on the Board, the Board decreased the size of the Board from eight to seven directors.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

3.1           Amendment to Restated Bylaws, dated May 12, 2011.

10.1         Form of Director Confidentiality Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.

Date: May 16, 2011	By:	/s/ Melvin Flanigan

Melvin Flanigan
Executive Vice President, Finance and
Chief Financial Officer
(principal financial and accounting officer)

Exhibit Index

Exhibit No.	Description
3.1	Amendment to Restated Bylaws, dated May 12, 2011.
10.1	Form of Director Confidentiality Agreement.